UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2004

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park 80 East Saddle Brook, New Jersey		07663-5291
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05          Costs Associated with Exit or Disposal Activities.

On October 27, 2004, Sealed Air Corporation (the “Company”) announced a series of separate profit improvement plans in various geographic regions in order to complement the Company’s long-term growth programs and financial goals and to improve the Company’s operating efficiencies and lower its overall cost structure.  These plans will principally reduce the number of employees and consolidate or relocate operations in both of the Company’s reportable business segments.  The Company expects to incur aggregate pre-tax restructuring charges ranging from approximately $10 million to $15 million during the fourth quarter of 2004, of which approximately $9 million to $14 million will be charges for employee termination costs and approximately $1 million will be other charges.  The Company will also incur approximately $1 million to $2 million after 2004 to relocate assets from one site to another.  The Company anticipates that it will make cash expenditures totaling approximately $10 million to $16 million starting in the fourth quarter of 2004 through the second quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

 /s/ Jeffrey S. Warren

	Name:	Jeffrey S. Warren
	Title:	Controller
Dated: November 1, 2004